Exhibit 77(q)(1)

Exhibits

(a)(1)      Articles Supplementary effective August 2011 regarding the creation of new Target Date Index Solution and Solution Portfolios – Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant’s Form N-1A Registration Statement on September 27, 2011 and incorporated herein by reference.

(a)(2)      Articles of Amendment effective September 23, 2011 regarding the dissolution of Class ADV shares of Pioneer High Yield Portfolio — Filed as an Exhibit to Post-Effective Amendment No. 56 to Registrant’s Form N-1A Registration Statement on February 10, 2012 and incorporated herein by reference.

(e)(1)      Amended Schedule A and Schedule B effective September 28, 2011 regarding the addition of the new target date Index Solution Portfolios and Solution Portfolios - Filed as an Exhibit to Post-Effective Amendment No. 54 to Registrant’s Form N-1A Registration Statement on September 27, 2011 and incorporated herein by reference.

(e)(2)      Amended Schedule A effective November 2011 to the Sub-Advisory Agreement between Directed Services LLC and Columbia Management Advisers LLC dated May 1, 2010 – Filed herein.

(e)(3)      Amended Schedule A dated November 2011 to the Sub-Advisory Agreement between Directed Services LLC and Invesco Advisors, Inc. dated June 1, 2010 – Filed herein.

(e)(4)      Amended Schedule A dated November 2011 to the Sub-Advisory Agreement between Directed Services LLC and OppenheimerFunds, Inc. dated November 8, 2004 – Filed herein.

(e)(5)      Amended Schedule A dated November 2011 to the Sub-Advisory Agreement between Directed Services LLC and Pacific Investment Management Company LLC dated March 12, 2002 – Filed herein.